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                                                                    EXHIBIT 23.2

PETERSON SULLIVAN PLLC
601 UNION STREET   SUITE 2300  SEATTLE WA 98101 (206) 382-7777    FAX 382-7700
                                                CERTIFIED  PUBLIC  ACCOUNTANTS

                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

We hereby consent to the inclusion in this registration statement on Form SB-2 (CIK No. 0001300867) of Sound Revolution, Inc. and Subsidiary (a development stage company) of our report dated May 3, 2004, on our audits of the consolidated balance sheets of Sound Revolution, Inc. and Subsidiary as of February 29, 2004 and February 28, 2003, and the related consolidated statements of operations, stockholders' deficit and comprehensive loss, and cash flows for the years then ended and for the period from June 4, 2001 (date of inception) to February 29, 2004. We also consent to the references to our firm under the caption "Experts."

/s/ Peterson Sullivan PLLC

August 20, 2004
Seattle, Washington